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                                  EXHIBIT 10.28                       MS. LANEY

                             SPLIT DOLLAR AGREEMENT

                  This Agreement, made on June 1, 1998, by and between Chemed Corporation ("the Corporation"), a Delaware corporation with offices at 2600 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202, and The Fifth Third Bank ("the Trustee"), as Trustee of the Irrevocable Trust U/A Sandra Laney dated June 1, 1998 ("the Trust").

                  1.  PREMISES

                              1.1 Sandra E. Laney is an employee of the Corporation and has created the Trust. The Trustee wishes to insure the life of Ms. Laney for the benefit and protection of Ms. Laney's family. The Corporation will help the Trustee provide this insurance coverage by payment of part of the premiums under a split dollar arrangement, whereby the Trustee will be the owner of a life insurance policy which will be collaterally assigned to the Corporation as security for amounts the Corporation will contribute for the premium payments.

                  2.  APPLICATION FOR INSURANCE

                              2.1  The Trustee has applied to Phoenix Home
                              Life Mutual Insurance Company for an Executive


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                              Equity Life Insurance Plan on the life of Ms.
                              Laney for $390,246 ("Policy").

                  3.  POLICY OWNERSHIP

                              3.1 The Trustee shall own the Policy and may exercise all rights of ownership with respect to it, subject only to the security interest of the Corporation as expressed in this Agreement and the collateral assignment of the Policy to the Corporation.

                  4.  PAYMENT OF PREMIUMS

                              4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company an amount equal to the greater of 80 percent of the annual premium or the annual premium less the cost (calculated by application of Internal Revenue Service Table PS-58) of the portion of the insurance which the beneficiary or beneficiaries named by Ms. Laney or their transferee would be entitled to receive if Ms. Laney died during the policy year for which the annual premium is paid.

                              4.2 On or before the due date of each annual premium on the Policy, the Corporation will pay



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                              to Phoenix Home Life Mutual Insurance Company, on
                              behalf of the Trustee, the remainder of the annual premium. This payment will constitute compensation to Ms. Laney in the form of a bonus and will be considered paid by the Trustee for purposes of the Assignment (as defined in Article 5).

                              4.3 These premium advances by the Corporation shall apply specifically to annual premiums due under the Policy up to Ms. Laney's age of 65. However, additional premium advances may be made by mutual agreement of the parties.

                  5.  ASSIGNMENT OF POLICY

                              5.1 The Trustee shall collaterally assign the Policy to the Corporation so as to reflect the respective interests of the parties under this Agreement, said collateral assignment ("Assignment") having been executed by the parties on the date of this Split Dollar Agreement, and thus made a part of such Policy and this Agreement.

                  6.  USE OF DIVIDENDS

                              6.1 The dividends declared by Phoenix Home Life Mutual Insurance Company on the Policy will be

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                              used to purchase Option Term with the balance used
                              to purchase paid-up insurance.

                              6.2 The dividend option which is specified in paragraph 6.1 of this Article will not be terminated or changed without a conforming amendment to this Agreement and unless such change is done in accordance with the provisions of Part D "Joint Rights" section of the Assignment.

                  7.  SURRENDER OF POLICY

                              7.1 The Trustee shall have the sole and
                              exclusive right to surrender the Policy.

                              7.2 If the Policy is surrendered, the Trustee shall direct the insurance company in writing to draw a check payable to the Corporation in an amount equal to the "Assignee's Cash Value Rights", as defined within the provisions of Part A "Definitions" section of the Assignment.

                              7.3 If there is a delay in the surrender of the Policy by either party to this Agreement, and if such delay results in diminished policy values being available to either party, neither party to this Agreement shall hold the insurance company liable for such diminution in Policy

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                              values.

                  8.  DEATH CLAIMS

                              8.1 Upon the death of Ms. Laney the Corporation shall have an interest in the proceeds of the Policy equal to the "Assignee's Death Benefit Share", as defined within the provisions of Part A "Definitions" section of the Assignment. The balance of proceeds remaining shall be paid directly by the insurance company to the beneficiary or beneficiaries designated in the Policy.

                  9.  TERMINATION OF AGREEMENT

                              9.1 This Agreement shall terminate upon surrender of the Policy by the Trustee or upon thirty (30) days' written notice of termination given by either party to the other by registered mail at the party's last known address. 9.2 Prior to termination of this Agreement, the Trustee shall direct the insurance company in writing to draw a check payable to the Corporation for an amount equal to the "Assignee's Cash Value Interest", as defined within the provisions of Part A "Definitions" section of the Assignment. Upon receipt of this

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                              amount, the Corporation shall release the security
                              interest of the Corporation expressed in this Agreement and the Assignment.

                  10.  SPECIAL PROVISIONS

                              The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                                    10.01  -  The named fiduciary: The Secretary
                                              of the Company

                                    10.02  -  The funding policy under this Plan
                                              is that all premiums on the Policy
                                              be remitted to the Insurer when
                                              due.
                                    10.03  -  Direct payment by the Insurer is
                                              the basis of payment of benefits
                                              under this Plan, with those
                                              benefits in turn being based on
                                              the payment of premiums as
                                              provided in the Plan.
                                    10.04  -  For claims procedure purposes, the
                                              "Claims Manager" shall be the
                                              Secretary of the Company.

                                              (a) If for any reason a claim for
                                                  benefits under this Plan is

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                                                  denied by the Company, the
                                                  Claims Manager shall deliver
                                                  to the claimant a written
                                                  explanation setting forth the
                                                  specific reasons for the
                                                  denial, pertinent references
                                                  to the Plan section on which
                                                  the denial is based, such
                                                  other data as may be pertinent
                                                  and information on the
                                                  procedures to be followed by
                                                  the claimant in obtaining a
                                                  review of his claim, all
                                                  written in a manner calculated
                                                  to be understood by the
                                                  claimant. For this purpose:

                                                  (1)  The claimant's claim
                                                       shall be deemed filed
                                                       when presented orally or
                                                       in writing to the Claims
                                                       Manager.

                                                  (2)  The Claims Manager's
                                                       explanation shall be in
                                                       writing delivered to the

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                                                       claimant within 90 days
                                                       of the date the claim is
                                                       filed.

                                              (b) The claimant shall have 60
                                                  days following his/her receipt
                                                  of the denial of the claim to
                                                  file with the Claims Manager a
                                                  written request for review of
                                                  the denial. For such review,
                                                  the claimant or his/her
                                                  representative may submit
                                                  pertinent documents and
                                                  written issues and comments.

                                              (c) The Claims Manager shall
                                                  decide the issue on review and
                                                  furnish the claimant with a
                                                  copy within 60 days of receipt
                                                  of the claimant's request for
                                                  review of his/her claim. The
                                                  decision on review shall be in
                                                  writing and shall include
                                                  specific reasons for the
                                                  decision written in a manner
                                                  calculated to be understood by

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                                                  the claimant, as well as
                                                  specific references to the
                                                  pertinent Plan provisions on
                                                  which the decision is based.
                                                  If a copy of the decision is
                                                  not so furnished to the
                                                  claimant within such 60 days,
                                                  the claims shall be deemed
                                                  denied on review.

                11.  AMENDMENT AND BINDING EFFECT

                              11.1 This embodies all agreements by the parties made with respect to the Policy. The Agreement shall not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.

                12.  GOVERNING LAW

                              12.1 This Agreement shall be subject to and shall be construed under the laws of the State of Ohio.

                Executed by the parties at Cincinnati, Ohio, as of _________, 1998.

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                                   CHEMED CORPORATION

                                   By: /s/ Naomi C. Dallob
----------------------------          ------------------------------
Witness                               Signature, Corporate Title

                                   By:  /s/ Sandra E. Laney
----------------------------          ------------------------------
Witness                               Trustee





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